As filed with the Securities and Exchange Commission on November 17, 2021

Registration No. 333-255388

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT

NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Bluerock Residential Growth REIT, Inc.

(Exact name of registrant as specified in governing instruments)

Maryland

(State or other jurisdiction of incorporation or organization)

26-3136483

(I.R.S. Employer Identification Number)

1345 Avenue of the Americas

32nd Floor

New York, New York 10105

(212) 843-1601

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Ramin Kamfar

Bluerock Residential Growth REIT, Inc.

1345 Avenue of the Americas

32nd Floor New York, New York 10105

(212) 843-1601

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Richard P. Cunningham, Jr., Esq.

Kathryn A. Lawrence, Esq.

Kaplan Voekler Cunningham & Frank, PLC

1401 East Cary Street

Richmond, Virginia 23229

Telephone: (804) 823-4000

Facsimile: (804) 823-4099

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Class A Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Depositary Shares representing Preferred Stock
Debt Securities
Warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities
Units
Total	$4,063,129,644.42	$272,750.00	(4)

(1)	As permitted by General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), the fee table does not specify by each class of securities to be registered information as to the amount to be registered, proposed maximum offering price per share or unit, as applicable, or proposed maximum aggregate offering price.

(2)	There are being registered hereunder such indeterminate number, principal amount or liquidation amount of securities of the registrant as may from time to time be issued at indeterminate prices in offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder including, but not limited to, units consisting of equity securities and debt securities, equity securities and warrants, and warrants and debt securities.

(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, $1,563,129,644.42 of the securities registered hereunder are unsold securities (the “Unsold Securities”) previously registered on a registration statement on Form S-3 (Registration No. 333-224990) filed by the registrant on May 17, 2018 and declared effective on May 23, 2018 (the “Prior Registration Statement”) and for which the registration fee was previously paid. Accordingly, the $194,609.64 registration fee previously paid in connection with such Unsold Securities will continue to be applied to such Unsold Securities. The amount of the registration fee shown above has been calculated based on the proposed maximum offering price of the additional $2,500,000,000.00 of securities being registered hereunder. As a result, a filing fee of $272,750.00 was paid upon the initial filing of this Registration Statement on April 20, 2021. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant’s Prior Registration Statement was declared effective on May 23, 2018 and expired on May 23, 2021. Accordingly, the registrant is filing this new shelf Registration Statement for the purpose of continuing to provide the registrant with the ability to sell securities from time to time covered by this Registration Statement. The registrant has included in this Registration Statement, the Unsold Securities registered pursuant to the Prior Registration Statement. In accordance with Securities and Exchange Commission rules, the registrant may continue to offer and sell the Unsold Securities during the grace period afforded by Rule 415(a)(5). If the registrant sells any Unsold Securities during the grace period, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This pre-effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-255388) of Bluerock Residential Growth REIT, Inc., filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2021 (the “Registration Statement”), is being filed solely for the purpose of (i) updating the amount of the Unsold Securities covered by the prior registration statement on Form S-3 (File No. 333-224990), filed with the Commission on May 17, 2018 and declared effective on May 23, 2018 (the “Prior Registration Statement”), to reduce such amount (as referenced in footnote (4) to the “Calculation of Registration Fee” table) from $1,906,114,743.42 to $1,563,129,644.42, which Unsold Securities are to be included on this Registration Statement pursuant to Rule 415(a)(6); and (ii) to file updated consents of (a) BDO USA, LLP, the registrant's former independent registered public accounting firm, and (b) Grant Thornton LLP, the registrant's current independent registered public accounting firm. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signatures, and the exhibit index, and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of November, 2021.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

/s/ R. Ramin Kamfar
By:	R. Ramin Kamfar,
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Bluerock Residential Growth REIT, Inc. (the “Company”), and each of us, do hereby constitute and appoint R. Ramin Kamfar, our true and lawful attorney-in-fact and agent, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Company and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney-in-fact or agent may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below for the Company, any and all amendments (including post-effective amendments) to such Registration Statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-3 registration statement has been signed by the following persons in the following capacities on November 17, 2021.

Signature	Title	Date
/s/ R. Ramin Kamfar	Chief Executive Officer	November 17, 2021
R. Ramin Kamfar	(Principal Executive Officer)

/s/ Christopher J. Vohs	Chief Financial Officer and Treasurer	November 17, 2021
Christopher J. Vohs	(Principal Financial Officer and Principal Accounting Officer)

/s/ I. Bobby Majumder	Director	November 17, 2021
I. Bobby Majumder

/s/ Romano Tio	Director	November 17, 2021
Romano Tio

/s/ Elizabeth Harrison	Director	November 17, 2021
Elizabeth Harrison

/s/ Kamal Jafarnia	Director	November 17, 2021
Kamal Jafarnia

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

EXHIBIT INDEX

Effective February 22, 2013, Bluerock Enhanced Multifamily Trust, Inc. changed its name to Bluerock Multifamily Growth REIT, Inc. Effective November 19, 2013, Bluerock Multifamily Growth REIT, Inc. changed its name to Bluerock Residential Growth REIT, Inc. Effective February 27, 2013, Bluerock Enhanced Multifamily Advisor, LLC and Bluerock Enhanced Multifamily Holdings, L.P. changed their names to Bluerock Multifamily Advisor, LLC and Bluerock Multifamily Holdings, L.P., respectively. Effective November 19, 2013, Bluerock Multifamily Holdings, L.P. changed its name to Bluerock Residential Holdings, L.P. With respect to documents executed prior to the name change, the following Exhibit Index refers to the entity names used prior to the name changes in order to accurately reflect the names of the entities that appear on such documents.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement for the securities registered hereby
3.1	Articles of Amendment and Restatement of the registrant, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
3.2	Articles of Amendment of the registrant, incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form S-11 (No. 333-184006)
3.3	Second Articles of Amendment and Restatement of the registrant, incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
3.4	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated March 26, 2014, incorporated by reference to Exhibit 3.6 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
3.5	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated March 26, 2014, incorporated by reference to Exhibit 3.7 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
3.6	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated March 31, 2014, incorporated by reference to Exhibit 3.3 to the registrant’s Current Report on Form 8-K filed April 1, 2014
3.7	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated March 31, 2014, incorporated by reference to Exhibit 3.4 to the registrant’s Current Report on Form 8-K filed April 1, 2014
3.8	Articles Supplementary of the registrant dated October 20, 2015, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 21, 2015
3.9	Articles Supplementary of the registrant dated December 16, 2015, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 22, 2015
3.10	Articles Supplementary of the registrant, dated February 26, 2016, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed March 1, 2016
3.11	Articles Supplementary of the registrant, dated March 29, 2016, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed March 29, 2016
3.12	Articles Supplementary of the registrant, dated July 15, 2016, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed July 18, 2016
3.13	Articles Supplementary of the registrant, dated October 10, 2016, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed October 12, 2016
3.14	Articles Supplementary of the registrant, dated July 20, 2017, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on July 21, 2017

Exhibit Number	Description
3.15	Articles Supplementary of the registrant, dated October 26, 2017, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 6, 2017
3.16	Articles Supplementary of the registrant, dated November 14, 2017, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 20, 2017
3.17	Certificate of Correction, dated May 11, 2018, to the Articles Supplementary of the registrant, dated February 6, 2016, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on May 14, 2018
3.18	Articles Supplementary of the registrant, dated November 16, 2018, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 19, 2018
3.19	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated October 28, 2019, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed October 31, 2019
3.20	Articles Supplementary of the registrant, dated November 13, 2019, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed November 19, 2019
3.21	Third Amended and Restated Bylaws of the registrant, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on May 9, 2017
4.1	Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated April 2, 2014, incorporated by reference to Exhibit 10.1 to the registrant’s current Report on Form 8-K filed on April 8, 2014
4.2	First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P. dated October 21, 2015, incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on October 21, 2015
4.3	Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated December 21, 2015, incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on December 22, 2015
4.4	Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated March 1, 2016, incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed March 1, 2016
4.5	Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated March 29, 2016, incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed on April 19, 2016
4.6	Fifth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated July 15, 2016, incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed July 18, 2016
4.7	Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated October 11, 2016, incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed October 12, 2016

Exhibit Number	Description
4.8	Seventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated July 21, 2017, incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on July 21, 2017
4.9	Eighth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated October 31, 2017, incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on November 6, 2017
4.10	Ninth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated November 15, 2017, incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on November 20, 2017
4.11	Tenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated August 6, 2018, incorporated by reference to Exhibit 10.6 to the registrant’s quarterly report on Form 10-Q filed on August 8, 2018
4.12	Eleventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated November 16, 2018, incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on November 19, 2018
4.13	Twelfth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated November 19, 2019, incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on November 19, 2019
4.14*	Form of Articles Supplementary
4.15*	Form of Note
4.16*	Form of Deposit Agreement (including form of Depositary Receipt) for Depositary Shares
4.17*	Form of Warrant Agreement
4.18*	Form of Warrant
4.19*	Form of Unit
4.20***	Form of Senior Indenture, between Bluerock Residential Growth REIT, Inc. and one or more trustees to be named
4.21***	Form of Subordinated Indenture, between Bluerock Residential Growth REIT, Inc. and one or more trustees to be named
4.22	Letter Agreement, by and between Bluerock Residential Growth REIT, Inc. and Cetera Financial Group, Inc., dated as of February 6, 2017, incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on February 8, 2017
5.1***	Opinion of Venable LLP as to the legality of the securities being registered
8.1***	Opinion of Vinson & Elkins LLP regarding certain federal income tax consequences
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Vinson & Elkins LLP (included in Exhibit 8.1)
23.3	Consent of Grant Thornton LLP
23.4	Consent of BDO USA, LLP
24.1	Power of Attorney (included in our signature page hereto)
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture

*	To be filed, if necessary, by amendment as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.
**	To be filed, if necessary, separately under the electronic form type 305B2.
***	Incorporated herein by reference to the exhibit of the same number in the registrant’s Registration Statement on Form S-3 (Reg. No. 333-255388), filed on April 20, 2021.